Exhibit 4.6

second Supplemental Indenture

THIS SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), entered into as of November 26, 2025, among Lineage OP, LP, a Maryland limited partnership (the “Company”), Lineage, Inc., a Maryland corporation (the “Parent”), the guarantors listed in Appendix I attached hereto (together with the Parent, the “Existing Guarantors”), the guarantor listed in Appendix II attached hereto (the “New Guarantor,” and together with the Existing Guarantors, the “Guarantors”), and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Parent and the Trustee are parties to an Indenture, dated as of June 17, 2025 (the “Base Indenture”), as amended and supplemented by the First Supplemental Indenture, dated as of June 17, 2025, by and among the Company, the Existing Guarantors and the Trustee (the “First Supplemental Indenture” and, the Base Indenture, as amended and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, the “Indenture”), related to the Company’s 5.250% Senior Notes due 2030 of the Company (the “Notes”);

WHEREAS, Sections 8.1(a), (d) and (j) of the First Supplemental Indenture provide that, without the consent of any Holders, the Company and the Existing Guarantors, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture to (i) cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of the Holders of the Notes in any material respect (as determined by the Company), (ii) add Guarantors with respect to the Notes and (iii) make any change that does not adversely affect the interests of the Holders of any Notes then outstanding in any material respect;

WHEREAS, the Company and the Existing Guarantors desire, and the Trustee agrees, to (i) amend the First Supplemental Indenture as set forth herein and (ii) amend the Indenture to add the benefit of a guarantee provided by the New Guarantor in respect of the Notes, in accordance with the terms of the Indenture; and

WHEREAS, all things necessary have been done to make this Second Supplemental Indenture, when executed and delivered by the Company and the Guarantors, the legal, valid and binding agreement of the Company and the Guarantors, in accordance with its terms.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Second Supplemental Indenture hereby agree as follows:

ARTICLE I

Section 1.1              Capitalized Terms. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 1.2              Agreement to Guarantee. The New Guarantor hereby agrees to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article V of the First Supplemental Indenture. From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

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Section 1.3              Amendment of First Supplemental Indenture.

(a)            The definition of “Subsidiary Guarantor” shall be amended to include the New Guarantor.

(b)            Section 6.4 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

This Section 6.4 shall replace Article V of the Base Indenture with respect to the Notes only.

The Company and each of the Guarantors may consolidate with, or sell, lease or convey all or substantially all of the Company’s or such Guarantor’s respective assets to, or merge with or into, any other entity, provided that the following conditions are met:

(a)            the Company or such Guarantor, as the case may be, shall be the continuing entity, or the successor entity (if other than the Company or such Guarantor, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof, the District of Columbia or, solely with respect to any Subsidiary Guarantor, any other member country in the Organization for Economic Co-operation and Development or any political subdivision or governmental authority thereof and, in the case of the Company, shall expressly assume by supplemental indenture payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants and conditions in the Indenture or, in the case of such Guarantor, shall expressly assume by supplemental indenture the payment of all amounts due under such Guarantor’s Note Guarantee and the due and punctual performance and observance of all of the covenants and conditions of such Guarantor in the Indenture; provided, that the foregoing requirement will not apply in the case of a Subsidiary Guarantor (x) that has been disposed of in its entirety to another Person (other than to the Parent or an affiliate of the Parent), whether through a merger, consolidation or sale of capital stock or has sold, assigned, conveyed, transferred or leased all or substantially all of its assets or (y) that, as a result of the disposition of all or a portion of its capital stock, ceases to be a Subsidiary;

(b)            immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

(c)            an Officer’s Certificate and Opinion of Counsel covering these conditions shall be delivered to the Trustee.

In the event of any transaction described in and complying with the conditions listed in this Section 6.4 in which neither the Company nor any Guarantor is the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Company or such Guarantor, as the case may be, and (except in the case of a lease) the Company or such Guarantor shall be discharged from the Company’s or such Guarantor’s obligations under the Notes and the Indenture.

Section 1.4              Incorporation of Terms of Indenture. The obligations of the New Guarantor under the Guarantee shall be governed in all respects by the terms of the Indenture and shall constitute a Guarantee thereunder. The New Guarantor shall be bound by the terms of the Indenture as they relate to the Guarantee.

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ARTICLE II

Section 2.1             Amendment of the Notes. Any corresponding provisions reflected in the Notes shall also be deemed amended in conformity herewith.

Section 2.2             Effectiveness of Amendments. This Second Supplemental Indenture shall be effective upon execution hereof by the Company, the Guarantors and the Trustee.

Section 2.3             Interpretation; Severability. The Indenture shall be modified and amended in accordance with this Second Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this Second Supplemental Indenture will control. The Indenture, as modified and amended by this Second Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every holder of Notes. In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this Second Supplemental Indenture, the provisions of the Indenture, as modified by this Second Supplemental Indenture, shall control. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4             Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 2.5             Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Second Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

This Second Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

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Section 2.6             Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction hereof.

Section 2.7             Trustee. The recitals contained herein are made by the Company and the Guarantors, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee under this Second Supplemental Indenture.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

LINEAGE OP, LP,
as the Company

By:	Lineage, Inc.
Its general partner

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE, INC.,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE LOGISTICS HOLDINGS, LLC,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE LOGISTICS, LLC,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

[Signature Page to Second Supplemental Indenture]

LINEAGE LOGISTICS SERVICES, LLC,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE LOGISTICS CANADA HOLDINGS, LLC,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE AUS RE HOLDINGS, LLC,
as a Guarantor

By:	/s/ Craig Andrew Bowyer
Name: Craig Andrew Bowyer
Title: Regional Vice President

COLUMBIA COLSTOR, INC.,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

[Signature Page to Second Supplemental Indenture]

LINEAGE LOGISTICS MTC, LLC
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE WA COLUMBIA RE, LLC,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Treasurer

LINEAGE LOGISTICS CANADA HOLDINGS LTD.,
as a Guarantor

By:	/s/ Brian McGowan
Name: Brian McGowan
Title: Director

BOREAS LOGISTICS HOLDINGS B.V.,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Authorized Signatory

LINEAGE TREASURY EUROPE B.V.,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Authorized Signatory

[Signature Page to Second Supplemental Indenture]

LINEAGE EUROPE FINCO B.V.,
as a Guarantor

By:	/s/ Michelle Domas
Name: Michelle Domas
Title: Authorized Signatory

Executed by Emergent Cold MidCo Pty Ltd (ACN 622 098 293), as a Guarantor, in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Craig Andrew Bowyer
Sole director signature

CRAIG ANDREW BOWYER
Full name (BLOCK LETTERS)

[Signature Page to Second Supplemental Indenture]

U.S. Bank Trust Company, National Association
not in its individual capacity but solely as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[Signature Page to Second Supplemental Indenture]

APPENDIX I

Existing Guarantors

LINEAGE, INC.

LINEAGE LOGISTICS HOLDINGS, LLC

LINEAGE LOGISTICS, LLC

LINEAGE LOGISTICS SERVICES, LLC.

LINEAGE LOGISTICS CANADA HOLDINGS, LLC

COLUMBIA COLSTOR, INC.

LINEAGE COLUMBIA MEZZ, LLC

LINEAGE LOGISTICS MTC, LLC

LINEAGE WA COLUMBIA RE, LLC

LINEAGE TREASURY EUROPE B.V.

BOREAS LOGISTICS HOLDINGS B.V.

LINEAGE AUS RE HOLDINGS, LLC

LINEAGE LOGISTICS CANADA HOLDINGS LTD.

EMERGENT COLD MIDCO PTY LTD.

Appendix I

APPENDIX II

New Guarantor

LINEAGE EUROPE FINCO b.v.

Appendix II